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                                                  EXHIBIT 2

               CONSENT OF INDEPENDENT ACCOUNTANTS

To the Retirement Plan Administrator of the
     UNC Retirement Income Savings Plan for
     SCA Employees

We consent to the incorporation by reference in the registration statement of UNC Incorporated on Form S-8 (No. 33-55193) of our report dated June 7, 1996, on our audits of the financial statements of the UNC Retirement Income Savings Plan for SCA Employees as of December 31, 1995 and 1994, and for the year ended December 31, 1995, which report is incorporated by reference in this annual report on Form 11-K.

                                        COOPERS & LYBRAND L.L.P.

Baltimore, Maryland
June 26, 1996
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